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                                EXHIBIT 10.2D

                              THIRD AMENDMENT TO

                    FOURTH AMENDED AND RESTATED AGREEMENT


     THIRD AMENDMENT effective as of July 1, 1997, to FOURTH AMENDED AND RESTATED AGREEMENT made and entered into as of January 1, 1993, by and between WALLACE COMPUTER SERVICES, INC., a Delaware corporation (hereinafter referred to as the "Company"), and THEODORE DIMITRIOU of Mettawa, Illinois (hereinafter referred to as "Dimitriou").


                                   RECITALS


     The Company and Dimitriou entered into a Fourth Amended and Restated Agreement dated as of January 1, 1993 (the "Agreement"), pursuant to which Dimitriou was to serve the Company as its Chairman of the Board and to serve thereafter as a consultant to the Company. The Company and Dimitriou have previously entered into a First Amendment to the Agreement to amend Section E.2(a) of the Agreement. The Company and Dimitriou now wish to enter into this Third Amendment so that the Agreement, as so amended, accurately reflects their current intentions.


                                  AGREEMENTS


     IN CONSIDERATION OF the foregoing and the mutual undertakings described in this Third Amendment, the Company and Dimitriou hereby:

          1. Agree that the Consulting Period described in Section C.1. of the Agreement shall continue until the date of Dimitriou's seventy-second (72nd) birthday, subject to earlier termination in the event of Dimitriou's death, Permanent Disability (as defined in said Section C.1.) or termination for "cause" as provided for in said Section C.1.

          2. Amend Section E.2(a) of the Agreement so that such section provides, in its entirety, as follows:

               (a) Commencing on the date of his Retirement and continuing until the later of (I) the date of Dimitriou's death or (II) the tenth anniversary of his Retirement, and provided that, after Retirement, Dimitriou does not commit any action that would have permitted the Company to have terminated his employment for "cause" under the provisions of Section B.1(v) (including, if



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     applicable, the proviso thereto), the Company shall pay to Dimitriou a monthly Supplemental Retirement Benefit determined as provided below; provided, however, that if Dimitriou should die before the tenth anniversary of his Retirement, all remaining monthly Supplemental Retirement Benefit payments shall be made to his Designated Beneficiary under Section E.2(b). The first payment of the Supplemental Retirement Benefit shall be made on the first day of the first month following his Retirement, and the last payment of the Supplemental Retirement Benefit shall be made on the first day of the later of (A) the one hundred twentieth month following his Retirement or (B) the month during which his death occurs. During the Consulting Period described in Section C.1. of this Agreement, the monthly Supplemental Retirement Benefit payable under this Section E.2(a) shall be $21,791.67 reduced by (A) 100% of his monthly social security retirement benefits, if any, and (B) the monthly amount payable under a single-life annuity for the life of Dimitriou commencing on the date of his Retirement which is the actuarial equivalent (using the then current Pension Benefit Guaranty Corporation interest rate for valuing immediate annuities under single-employer pension plans) of the benefits payable to Dimitriou under any retirement plan or program sponsored or maintained by the Company, including, without limitation, any amounts payable to him under the Company's Profit Sharing and Retirement Plan and the Company's Supplemental Profit Sharing Plan that are attributable to Company contributions, but excluding any amounts attributable to contributions made by the Company on behalf of Dimitriou under the Company's Profit Sharing and Retirement Plan pursuant to a salary reduction agreement under Section 401(k) of the Internal Revenue Code of 1986. After the end of the Consulting Period described in Section
     C.1 of this Agreement, the monthly Supplemental Retirement Benefit payable under this Section E.2(a) shall be $30,125 reduced by the amounts described in parts (A) and (B) of the immediately preceding sentence. The Company shall designate the above provisions of this Agreement relating to the Supplemental Retirement Benefit as a "Plan" subject to the provisions of the Wallace Computer Services, Inc. Benefit Trust.

          3. Amend Section F.1 of the Agreement so that such section provides, in its entirety, as follows:

               1. Material Change. For purposes of this Agreement, a "Material Change" shall be deemed to have occurred if any of the following should occur:

               (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange


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     Act) of 35% or more of either (i) the then outstanding shares of capital stock of the Company (the "Outstanding Company Capital Stock") or
     (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Company Voting Securities"); provided, however, that (X) any acquisition by or from the Company or any of its subsidiaries, (Y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (Z) any acquisition by any corporation with respect to which, following such acquisition, more than 65% of the then outstanding shares of capital stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Capital Stock and Company Voting Securities immediately prior to such acquisition, in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Company Capital Stock and Company Voting Securities, as the case may be, shall not constitute a Material Change; or

               (b) Individuals who, as of September 6, 1995, constituted the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided, however, that any individual who becomes a member of the Board of Directors of the Company subsequent to such date whose election, or nomination for election by the stockholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to be a member of the Incumbent Board; but provided further, that no individual whose election or initial assumption of office as a director of the Company occurs as a result of an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board of Directors of the Company, shall be deemed to be a member of the Incumbent Board; or

               (c) Approval by the stockholders of the Company of a reorganization, merger or consolidation (a "Business Combination") with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Company Capital Stock and Company Voting Securities immediately prior to such Business Combination do not, following such Business Combination, beneficially own, directly or indirectly, more than 65% of, respectively, the then outstanding shares of capital stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from the Business Combination, in substantially the same proportion as


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     their ownership immediately prior to such Business Combination of the
     Outstanding Company Capital Stock and Company Voting Securities, as the case may be; or

               (d) Approval by the stockholders of the Company of a sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 65% of, respectively, the then outstanding shares of capital stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Capital Stock and Company Voting Securities immediately prior to such sale or disposition, in substantially the same proportion as their ownership of the Outstanding Company Capital Stock and Company Voting Securities, as the case may be, immediately prior to such sale or disposition; or

               (e)  A complete liquidation or dissolution of the Company.

          4. Acknowledge and agree that, in all other respects, the Agreement shall remain in full force and effect in accordance with its terms.

     IN WITNESS WHEREOF, the Company has caused this Third Amendment to be executed on its behalf by the Chairman of the Compensation Committee of its Board of Directors and Dimitriou has executed this Third Amendment, all as of the day and year first above written.


                                         WALLACE COMPUTER SERVICES, INC.

ATTEST:


/s/ Michael T. Laudizio                  By: /s/ William N. Lane III
------------------------------               -----------------------------
Its Secretary                                Chairman of the Compensation
                                             Committee of the Board of Directors



                                             /s/ Theodore Dimitriou
                                             -----------------------------
                                             THEODORE DIMITRIOU



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